                                                                     EXHIBIT 3.1

[Filed in the Office of the Secretary of State of Texas July 22, 1976.]

                       RESTATED ARTICLES OF INCORPORATION
                                (with Amendments)
                                       OF
                            BROUGHAM INDUSTRIES, INC.

         A. Brougham Industries, Inc., pursuant to the provisions of Article
4.07 of the Texas Business Corporation Act, hereby adopts Restated Articles of Incorporation which accurately copy certain provisions contained in the Articles of Incorporation and the three amendments thereto that are now in effect and completely restate (and/or add) other provisions.

         B. The Articles of incorporation of the Corporation (as so amended) are amended by the Restated Articles of Incorporation as follows:

                  1. Article "Three" is completely replaced by a new provision (see subparagraph 3 of paragraph E to follow).

                  2. Article "Four" is completely replaced by a new provision (see subparagraph 4 of paragraph E to follow).

                  3. Article "Nine" is renumbered as "6".

                  4. Article "Six" is renumbered as "8".

                  5. Article "Seven" is completely replaced by a new provision (see subparagraph 9 of paragraph E to follow).

                  6. A new Article Seven has been inserted for the purpose of adding a special provision regarding "Interested Directors, Officers, and Shareholders" (see subparagraph 7.a. of paragraph E to follow), a special provision regarding "Indemnification" (see subparagraph 7.b. of paragraph E to follow), and a special provision regarding the purchase by the corporation of its own stock (see subparagraph 7.d. of paragraph E to follow).

                  7. Article "Ten" is renumbered as "7.c."

                  8. Article "Eight" has been omitted.

         C. Each such amendment made by these Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act, and such Restated Articles of Incorporation and each such amendment made by the Restated Articles of Incorporation were duly adopted by the shareholders of the corporation on June 15, 1976.

         D. The number of shares of common stock outstanding was 324,148; the number of shares entitled to vote on the Restated Articles of Incorporation as so amended was 252,498; the number of shares voted for such Restated Articles as so amended was 252,498; and the number of shares voted against such Restated Articles of Incorporation as so amended was -0-.

         E. The Articles of Incorporation and all amendments thereto are hereby superseded by the following Restated Articles of Incorporation which accurately copy the entire text thereof and as amended as above set forth:




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

                  1. NAME. The name of the corporation is BROUGHAM INDUSTRIES, INC.

                  2. DURATION. The period of its duration is perpetual.

                  3. PURPOSES. The corporation is being organized under the Texas Business Corporation Act for the purpose of carrying out any lawful purpose or purposes.

                  4. SHARES. The corporation may issue two classes of stock as follows:

                      a. Common Stock. The aggregate number of shares of common stock which the corporation may issue is 1,000,000 without par value. The shares shall be designated as Common Stock and shall have identical rights and privileges in every respect.

                      b. Preferred Stock. The aggregate number of shares of preferred stock which the corporation may issue is 164,400 shares having a par value of ten cents ($.10) per share and having the following characteristics:

                         (1). Dividends. Each holder of the preferred stock
shall be entitled to receive, and the corporation shall be bound to pay thereon, non-cumulative dividends, as and when declared by the board of directors, out of the corporation's annual net profits to the extent such annual net profits are adequate for such purpose (to be determined in the sole discretion of the corporation's accountants) at the rate of eight percent (8%) per share (based on the $2.50 per share issuance price of the preferred stock) per annum, and no more, payable during each fiscal year of the corporation on such days and dates as shall be determined by the corporation's board of directors, before any dividend shall be declared or paid upon or set apart for the holders of the shares of the corporation's common stock. If the corporation's annual net profits are inadequate to pay a full eight percent (8%) dividend on all of the corporation's preferred stock, then such annual net profits shall be distributed pro-rata to the holders of the corporation's preferred stock. In the event the holders of the corporation's preferred stock have received a full eight percent (8%) dividend for a given fiscal year, then the corporation's board of directors may declare and set aside for such fiscal year additional dividends which shall be paid exclusively to the holders of the corporation's common stock, share and share alike.

                         (2). Voting Rights. Except as otherwise required by
applicable statutory law, the entire voting power shall be vested in the holders of the corporation's common stock, and the holders of the preferred stock shall have no voting power.

                         (3). Pre-Emptive Rights. No holder of any of the
corporation's preferred stock shall be entitled as a matter of right to purchase or subscribe for any unissued stock of any class or any additional shares of any class to be issued by reason of any increase of the authorized or issued stock of the corporation of any class, or bonds, certificates of indebtedness, debentures, or other securities convertible into the corporation's stock, or carrying any right to purchase stock of any class.

                         (4). Conversion. At any time, the holder of the
corporation's preferred stock may convert such preferred stock (in whole or in part) into that number of fully paid and non-assessable shares of the corporation's common stock obtained by dividing the $2.50 issuance price of the preferred stock (or unredeemed portion thereof) by a conversion price of $2.50 per share upon surrender of the preferred stock certificate to the corporation or its transfer agent, accompanied (if so required by the corporation) by instruments of transfer in form satisfactory to the corporation, duly executed by the holder of the preferred stock or such holder's duly authorized attorney. No adjustment will be made upon conversion for dividends accrued on the preferred stock or for dividends on common stock issued upon conversion. The corporation is not required to issue fractional shares upon any such conversion, but shall make adjustment therefor in cash on the basis of the $2.50 per share conversion price. So long as any of the preferred stock is outstanding, the corporation shall at all times reserve and keep available out of its authorized but unissued common stock the full number of shares of common stock deliverable upon the conversion of all of such shares of preferred stock.



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

                         (5). Anti-Dilution Provision. If the corporation at any
time after the date hereof issues or sells any shares of common stock issuable upon conversion of any of the corporation's convertible subordinated debentures) for a consideration per share less than the conversion price in effect immediately prior to the time of such issue or sale, then and in such case the conversion price shall forthwith be adjusted to equal the result (calculated to the nearest cent) obtained by dividing (i) the sum of (x) the result obtained by multiplying the number of shares of common stock outstanding immediately prior to such issue or sale by the conversion price in effect immediately prior to such issue or sale, plus (y) the consideration, if any, received by the corporation upon such issue or sale, by (ii) the number of shares of common stock outstanding immediately after such issue or sale. Anything in this paragraph to the contrary notwithstanding, the corporation shall not be required to give effect to any adjustment in the conversion price unless and until the net effect of one or more adjustments, determined as above provided, shall have resulted in a change of the conversion price by at least five cents ($.05), but when the cumulative net effect of more than one adjustment so determined shall be to change the conversion price by at least five cents ($.05) such change in the conversion price shall thereupon be given effect.

                         (6). Liquidation. In the event of any voluntary or
involuntary liquidation, dissolution, or winding up of the corporation, or any reduction in its capital resulting in any distribution of assets to its stockholders, the holders of the preferred stock shall be entitled to receive in cash out of the corporation's assets, (whether from capital or from earnings), available for distribution to its stockholders, before any amount shall be paid to the holders of the common stock or of the stock of any other class ranking junior to the preferred stock, the sum of $2.50 per share plus an amount equal to all dividends accrued thereon. The purchase or redemption by the corporation of stock of any class, in any manner permitted by law, shall not for the purpose of this paragraph be regarded as a liquidation, dissolution, or winding up of the corporation or as a reduction of its capital. Neither the consolidation nor the merger of the corporation with or into any other corporation or corporations, nor the sale or transfer by the corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution, or winding up of the corporation for the purposes of this paragraph. A dividend or distribution to stockholders from net profits or surplus earned after the date of any reduction of capital shall not be deemed to be a distribution resulting from such reduction in capital. No holder of the preferred stock shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution, or winding up of the corporation other than the amounts provided for in this paragraph.

                         (7). Issuance in Series; Redemption. At any time three
(3) years after the date of issuance of the convertible debenture which was converted into the preferred stock, the preferred stock may be redeemed (in whole or in part from time to time) by the payment by the corporation to the holder of the preferred stock of a cash sum equal to $2.50 per share times the percentages shown below (plus any dividends accrued as of the redemption date). The shares of the preferred stock herein authorized shall be divided into and issued in three series. Each series shall be identical to the others except for the percentages (referred to above) to be paid in the event of redemption which shall be as follows:

                   First Series:              1975 - 104%
                                              1976 - 102%
                                              1977 - 100%

                   Second Series:             1975 - 108%
                                              1976 - 106%
                                              1977 - 104%
                                              1978 - 102%
                                              1979 - 100%

                   Third Series:              1976 - 108%
                                              1977 - 106%
                                              1978 - 104%
                                              1979 - 102%
                                              1980 - 100%



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

Notice of redemption shall be given by mail not less than thirty (30) days prior to the date fixed for the redemption to the holder of the preferred stock at the address shown on the corporation's books. In case of a redemption of less than all of the corporation's preferred stock, the preferred stock to be redeemed shall be determined by the corporation by lot in such manner as the corporation's board of directors may determine. In case of the redemption of only a portion of the preferred stock, the notice shall specify the portion being redeemed; and upon payment of the portion redeemed, the preferred stock certificate shall be cancelled, and a new preferred stock certificate shall be issued for the unredeemed balance. If the preferred stock certificate or part thereof shall be called for redemption and notice of redemption shall be given as aforesaid, dividends shall cease to be payable thereon after the redemption date on the preferred stock or portion thereof so called for redemption (unless default shall be made in payment of the redemption price upon presentation and surrender hereof).

                  5. COMMENCEMENT OF BUSINESS. The corporation will not commence business until it has received for the issuance of its shares consideration having a minimum value of ONE THOUSAND AND NO/100 DOLLARS ($1,000.00) and consisting only of labor done or money or property actually received.

                  6. NO PRE-EMPTIVE RIGHTS. No shareholder or other person may have any pre-emptive rights.

                  7. SPECIAL PROVISIONS PERMITTED TO BE SET FORTH IN ARTICLES
                     OF INCORPORATION:

                     a. Interested Directors, Officers, and Shareholders.

                        (1). If paragraph (2) below is satisfied, no contract or other transaction between the corporation and any of its directors, officers, or shareholders (or any corporation or firm in which any of them is directly or indirectly interested) shall be invalid solely because of this relationship or because of the presence of such director, officer, or shareholder at the meeting authorizing such contract or transaction or such person's participation in such meeting or authorization.

                        (2). Paragraph (1) above shall apply only if:

                             (a) The contract or transaction is fair to the
corporation as of the time it is authorized or ratified by the Board of Directors, a committee of the Board, or the shareholders; or

                             (b) The material facts of the relationship or
interest of each such director, officer, or shareholder are known or disclosed:
(i) to the shareholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes; or (ii) to the Board of Directors and it nevertheless authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote.

                        (3). The provisions contained in paragraphs (1) and (2) above shall not be construed to invalidate a contract or transaction which would be valid in the absence of such provisions.

                     b.  Indemnification.

                        (1). The corporation shall indemnify, to the extent provided in paragraphs (2), (4), or (6) to follow any person who is or was a director, officer, agent, or employee of the corporation and any person who serves or served at the corporation's request as a director, officer, agent, employee, partner, or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise.

                        (2). In case of a suit by or in the right of the corporation against a person named in paragraph (1) above by reason of such person's holding a position named in such paragraph (1), hereafter referred to as a derivative suit, the corporation shall indemnify such person, if such person satisfies the standard in paragraph (3) to follow, for expenses (including attorneys' fees, but excluding amounts paid in settlement) actually and reasonably incurred by such person in connection with the defense or settlement of the suit.

                        (3). In case of a derivative suit, a person named in paragraph (1) above shall be indemnified only if such person is successful on the merits or otherwise; or such person acted in good faith in the transaction which is the subject of the suit and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation. However, such person shall not be indemnified in respect of any claim, issue, or matter as to which such person has been adjudged liable for negligence or misconduct in the performance of such person's duty to the corporation unless (and only to the extent that) the court in which the suit was brought determines, upon application, that, despite the adjudication, but in view of all of the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

                        (4). In case of a suit, action, or proceeding (whether civil, criminal, administrative, or investigative) other than a derivative suit, hereafter referred to as a nonderivative suit, against a person named in paragraph (1) above by reason of such person's holding a position named in such paragraph (1), the corporation shall indemnify such person if such person satisfies the standard contained in paragraph (5) to follow for amounts actually and reasonably incurred by such person in connection with the defense or settlement of the nonderivative suit as expenses (including attorneys' fees), amounts paid in settlement, judgments, and fines.

                        (5). In case of a nonderivative suit, a person named in paragraph (1) above shall be indemnified only if such person is successful on the merits or otherwise; or such person acted in good faith in the transaction which is the subject of the nonderivative suit and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, such person had no reason to believe such person's conduct was unlawful. The termination of a nonderivative suit by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person fails to satisfy the standard contained in this paragraph.

                        (6). A determination that the standard of either paragraph (3) above or paragraph (5) above has been satisfied may be made by a court. Or, except as stated in the last sentence of paragraph (5) above, the determination may be made by the shareholders of the corporation, independent legal counsel in a written opinion, or a majority of the directors of the corporation (whether or not a quorum) who were not parties to the action, suit, or proceeding.

                        (7). Anyone making a determination under paragraph (6) above may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

                        (8). The corporation may pay in advance any expenses (including attorneys' fees) which may become subject to indemnification under paragraphs (1) through (7) above if the Board of Directors authorizes the specific payment, and the person receiving the payment undertakes in writing to repay unless it is ultimately determined that such person is entitled to indemnification by the corporation under paragraphs (1) through (7) above.

                        (9). The indemnification provided by paragraphs (1) through (7) above shall not be exclusive of any other rights to which a person may be entitled by law, Bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

                        (10). The indemnification and advance payment provided by paragraphs (1) through (8) above shall continue as to a person who has ceased to hold a position named in paragraph (1) above and shall inure to such person's heirs, executors, and administrators.

                        (11). The corporation may purchase and maintain insurance on behalf of any person who holds or has held any position named in paragraph (1) above against any liability incurred by such person in any such position, or arising out of such person's status as such, whether or not the corporation would have power to indemnify such person against such liability under paragraphs (1) through (8) above.

                        (12). Indemnification payments, advance payments, and insurance payments made under paragraphs (1) through (11) above shall be reported in writing to the shareholders of the corporation with the next notice of annual meeting, or within six months, whichever is sooner.

                     c. Non-Cumulative Voting. Directors shall be elected by plurality vote. Cumulative voting shall not be permitted.

                     d. Purchase Own Stock. The corporation may, directly or indirectly, purchase its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor.

                  8. REGISTERED OFFICE AND AGENT. The street address of the corporation's initial registered office and the name of its initial registered agent at such address are as follows:

                  CT Corporation System   -   Republic National Bank Building,
                                              Dallas, Texas  75201

                  9. DIRECTORS. The number of directors which constituted the initial board of directors was four, and the names and addresses of the persons who served as directors until the first annual meeting of the shareholders and until their successors were elected and qualified were:

                     Robert J. Elfline      209 South LaSalle Street
                                             Chicago, Illinois  60604

                     O. Jerry Hawkins       8712 West Dodge Road, Suite 4000
                                             Omaha, Nebraska  68114

                     Robert C. Williams     5716 Whitman
                                             Fort Worth, Texas

                     Gary L. Bowling        Box 9, Rancho Drive
                                             Keller, Texas  76248

DATED this 15th day of June, 1976.

                                            BROUGHAM INDUSTRIES, INC.

                                            By: /s/
                                               ---------------------------------
                                                  Robert C. Williams, President


                                            By: /s/
                                               ---------------------------------
                                                  Warren W. Elsner, Secretary

STATE OF ILLINOIS          x
                           x
COUNTY OF COOK             x

         I, Lynne M. LaBash, a Notary Public, do hereby certify that on this 15th day of June, 1976, personally appeared before me ROBERT C. WILLIAMS, who being by me first duly sworn, declared that he is the President of BROUGHAM INDUSTRIES, INC., that he signed the foregoing document as the President of said corporation, and that the statements therein contained are true.

                                     /s/
                                     -------------------------------------------
                                     Notary Public In and For Cook County, Texas



                                  [Notary Seal]

[Filed in the Office of the Secretary of State of Texas January 14, 1977.]

                          ARTICLES OF AMENDMENT TO THE
                      RESTATED ARTICLES OF INCORPORATION OF
                            BROUGHAM INDUSTRIES, INC.
                      -------------------------------------

         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned Corporation adopts the following Articles of Amendment to its Restated Articles of Incorporation filed on July 22, 1976.

                                       I.

         The name of the corporation is BROUGHAM INDUSTRIES, INC.

                                       II.

         Subparagraph "a" of paragraph "4" of the Restated Articles of Incorporation is hereby amended by deleting it in its entirety and substituting therefore the following:

         "a. CommonStock. The aggregate number of shares of common stock which the corporation may issue is 5,000,000 without par value. The shares shall be designated as Common Stock and shall have identical rights and privileges in every respect."

                                      III.

         The amendment referred to in the preceding paragraph was adopted by the shareholders of the Corporation on December 8, 1976.

                                       IV.

         The number of shares outstanding on December 8, 1976, and the number of shares entitled to vote on the amendment contained in paragraph II above was 309,148.

                                       V.

         The number of shares voting for the amendment was 226,147, and the number of shares voting against the amendment was 6,000.

DATED this 13th day of January, 1977.

                                          BROUGHAM INDUSTRIES, INC.

                                          By: /s/
                                              ----------------------------------
                                              Raymond L. Rodgers, Vice President



                                          By: /s/
                                              ----------------------------------
                                              Warren W. Elsner, Secretary

STATE OF ILLINOIS          x
                           x
COUNTY OF TARRANT          x


         The undersigned Notary Public does hereby certify that on this 13th day of January, 1977, personally appeared before me Raymond L. Rodgers, who declared that he is the Vice President of the Corporation executing the foregoing document, and being first duly sworn, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.



                                  /s/
                                  ----------------------------------------------
                                  Notary Public In and For Tarrant County, Texas

[Filed in the Office of the Secretary of State of Texas March 28, 1977.]

                             SECOND AMENDMENT TO THE
                      RESTATED ARTICLES OF INCORPORATION OF
                            BROUGHAM INDUSTRIES, INC.
                      -------------------------------------

         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned Corporation adopts the following Second Amendment to its Restated Articles of Incorporation filed on July 22, 1976 (as amended by a First Amendment thereto dated January 14, 1977).

                                       I.

         The name of the corporation is BROUGHAM INDUSTRIES, INC.

                                       II.

         Article "Four" of the Restated Articles of Incorporation (as amended) is hereby amended by deleting it in its entirety and substituting therefor the following:

         4. SHARES. The aggregate number of shares which the corporation may issue is 5,000,000 without par value. The shares shall be designated as Common Stock and shall have identical rights and privileges in every respect.

                                      III.

         The amendment referred to in the preceding paragraph was adopted by the shareholders of the Corporation on February 17, 1977.

                                       IV.

         The number of shares outstanding on the record date, January 12, 1977, and the number of shares entitled to vote on the amendment contained in paragraph II above was 309,148.

                                       V.

         The number of shares voting for the amendment was 285,932, and the number of shares voting against the amendment was 6,000.

                                       VI.

         The amendment does not provide for a cancellation of issued shares and does not effect a change in the amount of stated capital since all of the preferred stock had been converted into common stock prior to the adoption of the amendment.

DATED this 2nd day of March, 1977.

                                          BROUGHAM INDUSTRIES, INC.

                                          By: /s/
                                              ----------------------------------
                                              Raymond L. Rodgers, Vice President



                                          By: /s/
                                              ----------------------------------
                                              Warren W. Elsner, Secretary


STATE OF CALIFORNIA              x
                                 x
COUNTY OF SAN BERNARDINO         X


         The undersigned Notary Public does hereby certify that on this 2nd day of March, 1977, personally appeared before me Raymond L. Rodgers, who declared that he is the Vice President of the Corporation executing the foregoing document, and being first duly sworn, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

[Notary Seal]                               /s/
                                            ---------------------------------
                                            Notary Public In and For
                                            San Bernardino County, California